Exhibit 2.1

                      AGREEMENT AND PLAN OF REORGANIZATION

      This Agreement and Plan of Reorganization (the "Plan of Reorganization"), dated as of May 23, 2005, is made and entered into by and between VALLEY BANK, a Connecticut state-chartered stock commercial bank (the "Bank") and FIRST VALLEY BANCORP, INC., a newly formed capital stock corporation organized at the direction of the Bank (the "Holding Company") pursuant to Section 36a-181 of the Connecticut General Statutes.

      WHEREAS, the authorized capital stock of the Bank consists of 2,000,000 shares of Common Stock, no par value (the "Bank Common Stock"), of which 1,076,082 shares are issued and outstanding and of which 263,090 shares are reserved for issuance pursuant to the Bank's stock option and stock compensation plan.

      WHEREAS, the authorized capital stock of the Holding Company shall consist of 3,000,000 shares of Common Stock, no par value (the "Holding Company Common Stock"), none of which are issued and outstanding or reserved for issuance.

      WHEREAS, the Bank and the Holding Company wish to enter into the Plan of Reorganization whereby the Holding Company will acquire all of the issued and outstanding shares of the Bank Common Stock (other than shares held by the Dissenting Shareholders, as hereinafter defined) in exchange for an equal number of shares of Holding Company Common Stock (such exchange is hereinafter referred to as the "Reorganization").

      WHEREAS, each shareholder of Bank Common Stock (other than Dissenting Shareholders who have validly exercised their rights under Section 36a-181(c) of the Connecticut General Statutes) will receive one share of Holding Company Common Stock for each share of Bank Common Stock held as of the Effective Time (as hereinafter defined).

      WHEREAS, the Bank believes that the Reorganization is desirable and in the best interests of its shareholders.

      WHEREAS, the Bank and the Holding Company intend the Reorganization to constitute a non-taxable event to each entity and to their respective shareholders pursuant to the Internal Revenue Code of 1986, as amended (the "Code").

      WHEREAS, the Plan of Reorganization has been approved by the Board of Directors of the Bank which has duly authorized the executive officer whose signature appears below to execute and deliver the Plan of Reorganization.

      NOW, THEREFORE, in consideration of the mutual promises, representations, and covenants herein contained, the Bank and the Holding Company agree as follows:

SECTION 1. APPROVAL AND FILING OF PLAN OF REORGANIZATION.

      1.1 The Plan of Reorganization shall be submitted for the approval of holders of Bank Common Stock at the Bank's annual meeting (the "Annual Meeting") held on May 23, 2005, or such other date as the Bank's Board of Directors may determine in accordance with the Bylaws of the Bank and all applicable laws and regulations. Notice of the Annual Meeting shall be mailed directly to all shareholders at their last known addresses as contained on the records of the Bank

      1.2 Subject to the approval of the Plan of Reorganization by the affirmative vote of the holders of at least two-thirds of the outstanding voting shares of Bank Common Stock, the Plan of Reorganization shall be submitted, in accordance with Section 36a-181 of the Connecticut General Statutes, for the approval of the Commissioner of Banking of the State of Connecticut (the "Banking Commissioner"). The Plan of Reorganization shall be accompanied by a certificate from the Bank that the Plan of Reorganization has been submitted to and approved by two-thirds of the holders of Bank Common Stock eligible to vote and such other documentation as may be required by law or by regulation of Valley Banking Commissioner.

      1.3 If the Plan of Reorganization is approved by the holders of at least two-thirds of the shares of Bank Common Stock entitled to vote at the Annual Meeting, thereafter and until the Effective Time (as hereinafter defined), the Bank shall issue certificates for Bank Common Stock, whether upon transfer or otherwise, only if such certificates bear a legend indicating that the Plan of Reorganization has been approved and that shares of Bank Common Stock evidenced by such certificates are subject to the acquisition by the Holding Company pursuant to the Plan of Reorganization.

SECTION 2. THE CLOSING.

      2.1 Subject to the terms and conditions of the Plan of Reorganization, the closing of the Reorganization (the "Closing") shall take place on June 1, 2005 if, on or prior to that date, the Plan of Reorganization is filed in the Office of the Secretary of the State of Connecticut (the "Secretary of State"), which filing shall not occur until all of the conditions to Closing set forth in
Section 6 hereof have been satisfied. The Plan of Reorganization shall be effective on June 1, 2005, provided however, that in the event that the Closing does not occur on or before June 1, 2005, the President or, in his absence, any other executive officer of the Bank may designate another time at which the Plan of Reorganization shall become effective (the "Effective Time").

      2.2 At the Closing, the Holding Company and the Bank shall deliver to each other such certificates and other documents as are required pursuant to the Plan of Reorganization and as are necessary and appropriate, in the reasonable opinion of counsel for the Bank and the Holding Company, to consummate the Reorganization.

SECTION 3. ACTIONS AT THE EFFECTIVE TIME.

      3.1 At the Effective Time, the Holding Company shall, without any further action by it, by the Bank, or by holders of the Bank Common Stock, automatically and by operation of law, acquire and become the owner of all issued and outstanding shares of Bank Common Stock (excluding shares held by the Bank as treasury stock, all of which shall be canceled and extinguished as of the Effective Time) and shall be entitled to have issued to it by the Bank a certificate or certificates representing such shares. Thereafter, the Holding Company shall have full and exclusive power to vote such shares of Bank Common Stock, to receive dividends thereon and to exercise all rights of an owner thereof.

      3.2 At the Effective Time, each share of Bank Common Stock or fraction thereof issued and outstanding prior to the Effective Time shall, without any further action by shareholders, by the Bank, or by the Holding Company, automatically and by operation of law, be converted into an equal number of shares of Holding Company Common Stock. Holders of the issued and outstanding shares of Bank Common Stock (except for holders exercising dissenters' rights) shall, automatically and by operation of law, cease to own such shares and shall instead become the owners of an equal number of shares of Holding Company Common Stock. Thereafter, such persons holding Holding Company Common Stock shall have full and exclusive power to vote such shares, to receive dividends thereon, except as otherwise provided herein, and to exercise all rights of an owner thereof. Notwithstanding any of the foregoing, any Dissenting Shareholder (as hereinafter defined) shall have such rights as provided for in Section 7 hereof and by the laws of the State of Connecticut.

      3.3 At the Effective Time, all previously issued and outstanding certificates representing shares of Bank Common Stock (the "Old Certificates") shall automatically and by operation of law cease to represent shares of Bank Common Stock or any interest therein and each Old Certificate shall instead represent the ownership by the holder thereof of an equal number of shares of Holding Company Common Stock. No holder of an Old Certificate shall be entitled to vote the shares of Bank Common Stock formerly represented by such certificate, or to receive dividends thereon, or to exercise any other rights of ownership in respect thereof.

SECTION 4. STOCK OPTION AND BENEFIT PLAN.

      4.1 At the Effective Time, the Holding Company shall automatically and without further action on its part adopt and assume the rights and obligations of Valley Bank under Valley Bank's 1999 Stock Option and Stock Compensation

Plan, as amended from time to time (the "Stock Plan"), as the Stock Plan is then in effect (subject to certain conforming amendments necessitated by or appropriate for the change in sponsorship of the Stock Plan). The Stock Plan shall, pursuant to its terms, thereafter apply only to shares of Holding Company Common Stock in the same manner as it therefor applied to shares of Bank Common Stock. The Holding Company shall reserve for issuance a sufficient number of shares of Holding Company Common Stock in order to fulfill its obligations pursuant to this Section 4.1 and shall take such action as it deems necessary or advisable to permit the issuance of such shares under applicable state and federal securities laws and rules and regulations thereunder. Approval of the Reorganization by the shareholders of the Bank shall be deemed to be approval of the Stock Plan and any grants of Holding Company Common Stock thereunder by the Holding Company.

      4.2 At the Effective Time, all options then outstanding under the Stock Plan, which immediately prior thereto had given the holder thereof the right to purchase shares of Bank Common Stock shall, automatically and without further action on the part of the holder thereof, be converted into options giving the holder thereof the right to purchase the same number of shares of Holding Company Common Stock at the same exercise price per share, and in accordance with such other terms and conditions, as pertained under the options outstanding under the Stock Plan immediately prior to the Effective Time.

SECTION 5. ACTIONS AFTER THE EFFECTIVE TIME.

As soon as practicable and in any event not more than thirty (30) days after the Effective Time:

      5.1 The Holding Company shall deliver to the transfer agent for the Bank and the Holding Company (the "Transfer Agent"), as agent for the holders of the Old Certificates (other than Old Certificates representing shares of Bank Common Stock as to which Dissenting Shareholders' appraisal rights shall have been properly exercised, if any), a certificate or certificates for the aggregate number of shares of Holding Company Common Stock (the "New Certificates"), to which such holders shall be entitled. Each such holder may, but shall not be required to, surrender his or her Old Certificates to the Transfer Agent and receive in exchange therefor New Certificates for an equal number of shares of Holding Company Common Stock. Until so surrendered, each Old Certificate shall be deemed, for all corporate purposes, to evidence the ownership of the number of shares of Holding Company Common Stock which the holder thereof would be entitled to receive upon its surrender, except that the Holding Company may in its sole discretion, deny the holders of such shares voting rights thereon and withhold from the holder of shares represented by such Old Certificate, distribution of any or all dividends declared by the Holding Company on such shares until such time as such Old Certificate shall be surrendered in exchange for one or more New Certificates, at which time dividends so withheld by the Holding Company with respect to such shares shall be delivered (without interest thereon and less the amount of taxes, if any, which may have been imposed or paid thereon or which are required by law to be withheld in respect thereof), to the shareholder to whom such New Certificates are issued.

      5.2 If any certificate for shares of Holding Company Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer as the Holding Company in its sole discretion may specify and that such transfer otherwise be proper and that the person requesting such transfer pay to the Transfer Agent any transfer or other taxes or other fee payable by reason of the issuance of such New Certificate in any name other than the registered holder of the certificate surrendered, or establish to the satisfaction of the Transfer Agent that such tax has been paid or is not payable or that any fee has been paid to the party to which it is due and waived by such party.

      5.3 The Holding Company, in accordance with applicable law, shall provide written notice to the holders of all Old Certificates, specifying the Effective Time of the Plan of Reorganization and notifying such holders that they may present their Old Certificates to the Transfer Agent for exchange. Such notice shall be given by mail to such holders at their last known addresses as contained on Valley Bank's records.

SECTION 6. CONDITIONS PRECEDENT.

      6.1 The Plan of Reorganization and the transactions provided for herein shall not become effective unless all of the following conditions shall have occurred, none of which may be waived:

            (a) The Plan of Reorganization and the transactions contemplated hereby shall have been approved by the affirmative vote of at least two-thirds of the issued and outstanding voting Shares of Bank Common Stock at the Annual Meeting or at any adjournment thereof.

            (b) The Plan of Reorganization shall have been approved by the Banking Commissioner, and the Reorganization and the other transactions contemplated hereby shall have been approved by any other bank regulatory agency of competent jurisdiction, and all notice and waiting periods after the granting of any such approval shall have expired.

            (c) The  Reorganization  shall  have been  approved  by the  Federal
Reserve Bank of Boston or the Federal Reserve Board, as applicable, in accordance with 12 C.F.R. 225.15.

            (d) Unless otherwise waived, all approvals from any other state or federal government agency having jurisdiction for the lawful consummation of the transactions contemplated by the Plan of Reorganization shall have been obtained, all conditions imposed by such regulatory approvals shall have been satisfied, and all waiting periods required in connection with such approvals shall have expired.

            (e) The Shares of Holding Company Common Stock to be issued to holders of Bank Common Stock pursuant to the Plan of Reorganization shall have been registered or qualified for such issuance without registration to the extent required under the Securities Act of 1933 and under all applicable state securities laws and regulations.

            (f) The number of shares of Bank Common Stock as to which the Dissenting Shareholders shall have exercised their rights to be paid the value of such Bank Common Stock shall not exceed 10% of the number of shares of Bank Common Stock issued and outstanding at the Effective Time, unless this condition is waived by decision of Valley Bank's Board of Directors.

SECTION 7. RIGHTS OF DISSENTING SHAREHOLDERS.

      7.1 "Dissenting Shareholders" shall mean those holders of Bank Common Stock who file with the Bank, before the taking of the vote on the Plan of Reorganization and the transactions contemplated hereby, written objection thereto, in accordance with the procedure set forth in Section 36a-181(c) of the Connecticut General Statutes, which written objection states that they intend to demand payment for their shares of Bank Common Stock if the Reorganization is consummated and whose shares are not voted in favor of the Reorganization.

      7.2  Dissenting  Shareholders  who comply with the  provisions  of Section
36a-181(c) of the Connecticut General Statutes and all other applicable provisions of law shall be entitled to receive from the Bank payment of the value of their shares of Bank Common Stock upon surrender by such holders of the certificates which previously represented shares of Bank Common Stock. Certificates so obtained by the Bank, upon payment of the value of such shares as provided by law, shall be canceled. Shares of Holding Company Common Stock to which Dissenting Shareholders would have been entitled had they not dissented, shall be deemed to constitute authorized but unissued shares of Holding Company Common Stock and may be sold or otherwise disposed of by the Holding Company at the discretion of, and at such time and on such terms as may be fixed by, its Board of Directors.

SECTION 8. TERMINATION, ABANDONMENT, AMENDMENT AND WAIVER.

      8.1 The Plan of Reorganization may be abandoned or terminated by either the Bank or the Holding Company, in the sole discretion of each entity, at any time before the Effective Time in the event that:

            (a) The number of shares of Bank Common Stock owned by Dissenting Shareholders, as defined in Section 7 hereof, shall make consummation of the transactions contemplated by the Plan of Reorganization inadvisable in the opinion of Valley Bank or the Holding Company;

            (b) Any action, suit, proceeding or claim has been instituted, made or threatened relating to the Plan of Reorganization which shall make consummation of the transactions contemplated by the Plan of Reorganization inadvisable in the opinion of Valley Bank or the Holding Company;

            (c) The Reorganization shall not have been consummated by December 31, 2005;or

            (d)  For  any  other  reason   consummation   of  the   transactions
contemplated by the Plan of Reorganization is inadvisable in the opinion of the Bank or the Holding Company.

      8.2 In the event of termination or abandonment of the Plan of Reorganization in any manner, the Plan of Reorganization shall be terminated and shall be of no further force or effect and there shall be no liability hereunder or on account of such abandonment or termination on the part of the Bank or the Holding Company or the Directors, officers, employees, agents or shareholders of either entity. In the event of such abandonment or termination of the Plan of Reorganization, the Bank shall pay all expenses incurred in connection with the Plan of Reorganization and the proposed transactions contemplated hereby. If either party hereto gives written notice to the other party of abandonment or termination to the other party pursuant to this Section 8, the party giving such written notice shall simultaneously furnish a copy thereof to the Banking Commissioner.

      8.3 The Plan of Reorganization may be amended by the parties hereto, by action taken by or on behalf of their respective Boards of Directors, at any time before or after approval of the Reorganization by the Shareholders of the Bank; provided, however, that any material change in the Plan of Reorganization subsequent to the approval thereof by shareholders shall require the additional approval of shareholders of any such material change or amendment, and, provided further, that after the initial shareholder approval, no such amendment shall be submitted for the approval of shareholders which has the effect of reducing the amount or changing the form of the consideration to be delivered to the Bank's shareholders as contemplated by the Plan of Reorganization. The Plan of Reorganization may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

SECTION 9. GOVERNING LAW.

      9.1 The Plan of Reorganization shall be governed by and construed in accordance with the laws of the State of Connecticut.

      IN WITNESS WHEREOF, the parties have executed the Plan of Reorganization as of the date first written above.


                                        VALLEY BANK


                                        By: /s/ Robert L. Messier, Jr.
                                            --------------------------
                                            Robert L. Messier, Jr.
                                            Its President


                                        FIRST VALLEY BANCORP, INC.

                                        By: /s/ Robert L. Messier, Jr.
                                            --------------------------
                                            Robert L. Messier, Jr.
                                            Its President